UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009 (July 14, 2009)

RINO INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-52549	26-4551943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian
People’s Republic of China 116100
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (86) 411-8766-1222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 14, 2009, RINO International Corporation (the “Company”) entered into a Side Letter Agreement with Blue Ridge Investments LLC (“Blue Ridge”), pursuant to which Blue Ridge waived and relinquished certain board designation right in exchange for a board observation right.

Previously, Blue Ridge was entitled to designate one member to the Board of Directors of the Company or certain of the Company’s subsidiary and controlled affiliate in the People’s Republic of China (the “Board Designation Right”) pursuant to the Securities Purchase Agreement, dated September 27, 2007, by and among the Company, Innomind Group Limited, Dalian Innomind Environment Engineering Co., Ltd., Dalian RINO Environmental Engineering Science and Technology Co., Ltd. and the investors signatories thereto, as amended.  As of the date of the Side Letter Agreement, Blue Ridge had not exercised the Board Designation Right.

Pursuant to the Side Letter Agreement, for so long as Blue Ridge shall hold 100,000 shares of the Company’s common stock, par value $.0001 per share and subject to certain other terms and conditions, it shall be entitled to have one representative of it attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity and to be notified of all meetings of the Company's Board of Directors; provided, that Blue Ridge shall, and shall cause each of its representatives who may have access to any of the information made available at any meeting of the Company's Board of Directors or provided by the Company to its Board of Directors, agree to be subject to the Company’s Policy Statements on Non-public Information Disclosure and Communications.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
101	Side Letter Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	RINO INTERNATIONAL CORPORATION
Date: July 20, 2009
By: /s/ Jenny Yi Liu
Jenny Yi Liu
Chief Financial Officer